YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

NARA BANCORP, INC.

INTERNET http://www.proxyvoting.com/nara Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

            98301

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” EACH OF THE PROPOSALS LISTED BELOW.	Please mark your votes as indicated in this example	☒

		FOR	AGAINST	ABSTAIN

1.	Adoption and approval of the Agreement and Plan of Merger, providing for the merger of Center Financial Corporation into Nara Bancorp, Inc. as described in the Proxy Statement.	☐	☐	☐

2.	ELECTION OF DIRECTORS			FOR	WITHHOLD	*EXCEP-
	Nominees:			ALL	FOR ALL	TIONS
01	Steven D. Broidy	05	Hyon Man Park	☐	☐	☐
02	Louis M. Cosso		(John H. Park)
03	Alvin D. Kang	06	Ki Suh Park
04	Jesun Paik	07	Scott Yoon-Suk Whang

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

3.	Approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.	☐	☐	☐

4.	Ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

5.	Approval, on a nonbinding basis, of executive compensation as described in the Proxy Statement.	☐	☐	☐

6.	To adjourn the Meeting to a later date or dates, if necessary or appropriate in the judgment of the Board of Directors, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the Meeting to approve the matters to be considered by the stockholders at the Meeting.	☐	☐	☐
		YES	NO
	I will attend the Annual Meeting in person.	☐	☐

RESTRICTED AREA - SCAN LINE	Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Nara Bancorp, Inc. account online.

Access your Nara Bancorp, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Nara Bancorp, Inc., now makes it easy and convenient to get current information on your stockholder account.

•	View account status
•	View certificate history
•	View book-entry information
•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.RRDEZProxy.com/2011/NaraBankEZProxy

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PROXY

NARA BANCORP, INC.

Annual Meeting of Stockholders – September 21, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Tammy Suk Young Jang and Helen Yun Kim, and each of them, each with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Nara Bancorp, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on September 21, 2011 or at any adjournment or postponement thereof, with all powers and authority which the undersigned would possess if present at the Annual Meeting, including authority to vote to adjourn the Annual Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

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(Continued and to be marked, dated and signed, on the other side)	98301

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